RCI Reports 3Q24 Results; X Spaces Call at 4:30 PM ET Today
HOUSTON—August 8, 2024—RCI Hospitality Holdings, Inc. (Nasdaq: RICK) today reported results for the fiscal 2024 third quarter ended June 30, 2024. The company also filed its Form 10-Q today.

Summary Financials (in millions except EPS)	3Q24	3Q23	9M24	9M23
Total revenues	$76.2	$77.1	$222.4	$218.5
EPS	$(0.56)	$0.96	$0.30	$2.91
Non-GAAP EPS[1]	$1.35	$1.30	$3.11	$3.80
Other charges, net	$18.3	$2.6	$26.5	$5.7
Net cash provided by operating activities	$15.8	$15.3	$40.2	$47.0
Free cash flow[1]	$13.8	$14.3	$35.3	$42.1
Net income (loss) attributable to RCIHH common stockholders	$(5.2)	$9.1	$2.8	$27.1
Adjusted EBITDA[1]	$20.1	$22.7	$54.8	$64.8
Weighted average shares used in computing EPS – basic and diluted	9.28	9.43	9.33	9.31
1 See “Non-GAAP Financial Measures” below
Share Repurchases
In 3Q24, RCI repurchased 202,630 common shares for $9.2 million (average $45.27 per share). As of August 5, 2024, RCI repurchased an additional 133,244 common shares for $6.0 million (average $44.86 per share), resulting in 8,996,546 shares of common stock outstanding and $22.9 million in remaining purchase authorization.
Eric Langan, President and CEO, said:
"The third quarter reflected the first full quarter of our Back to Basics approach to business and our Capital Allocation Strategy. We are taking aggressive action to increase revenues, reduce costs, and expand margins, concentrating on our club business and buying back stock, all with the goal of increasing free cash flow per share.
"Nightclubs achieved record revenues, increasing year over year, on a same-store basis, and from last quarter. While operating margin was negatively impacted by non-cash impairments, it increased sequentially on a non-GAAP basis.
"Bombshells revenues are now up two quarters in a row. While operating margin was similarly affected by non-cash impairments, it expanded sequentially on a non-GAAP basis. These improvements reflected the new marketing and cost cutting moves implemented mid-February.
"Finally, I’m pleased to report that as of last week we have reached our short-term buyback objective of reducing shares outstanding to less than 9 million. As part of that effort, we bought back a total of 700,000 shares in the open market since February 2022, reducing our share count by the same number used in our big October 2021 and March 2023 acquisitions, and we did it at a 22% discount to the average share price used in those transactions.2
"Looking ahead, we are laser focused on opening our reformatted and new clubs and Bombshells currently under development; rebuilding Baby Dolls Fort Worth as quickly and efficiently as possible; reviewing all operating units to ensure they meet our financial objectives; selling non-income producing real estate to free up more cash and/or reduce debt; and using our cash flow to facilitate the buyback of more shares and acquisition of clubs."

X-Spaces Conference Call at 4:30 PM ET Today
Hosted by RCI President & CEO Eric Langan, CFO Bradley Chhay, and Mark Moran of Equity Animal
Call link: https://x.com/RicksCEO/status/1821258346877612301 (X log in required)
Presentation link: https://www.rcihospitality.com/investor-relations/
To ask questions during Q&A: Participants must join the X Space using a mobile device
To listen only: Participants can access the X Space from a computer
There will be no other types of telephone or webcast access
3Q24 Results (Comparisons are to the year-ago period unless indicated otherwise)
Nightclubs segment: Revenues of $62.8 million increased by 0.6%, primarily reflecting 1.7% same-store sales growth and two new and reformatted clubs, partially offset by the temporary closing of clubs being reformatted to liquor from BYOB and severe weather in Texas and South Florida.3 By type of revenue, alcoholic beverages increased by 4.9%; food, merchandise and other increased by 5.1%; and service decreased by 5.3%. The differing growth rates primarily reflected a higher alcohol and lower service sales mix from clubs acquired over the past year and a half.
Non-cash impairment totaled $7.6 million compared to $2.6 million, resulting in operating income and margin of $13.6 million and 21.7% of revenues compared to $20.4 million and 32.7%, respectively. Non-GAAP operating income and margin was $21.9 million and 34.9% of revenues compared to $23.6 million and 37.7%, respectively.
Compared to last quarter, revenues increased by 5.8%, and operating margin was 21.7% compared to 18.6%. On a non-GAAP basis, operating margin was 34.9% compared to 33.4%. The non-GAAP margin increase reflected higher sales, including service, and reduced costs.
Bombshells segment: Revenues of $13.1 million declined 8.7%, primarily reflecting a 16.2% decline in SSS and temporary closings due to severe weather in Texas, partially offset by three locations not in SSS (Bombshells in San Antonio and Stafford in Texas and Cherry Creek Food Hall & Brewery in Greenwood Village, CO, with its Bombshells Kitchen).3
Non-cash impairment totaled $10.3 million, resulting in an operating loss and margin of $8.9 million and (67.8)% of revenues compared to income of $1.7 million and 11.8%, respectively. Non-GAAP operating income and margin was $1.4 million and 10.8% of revenues compared to $1.8 million and 12.8%, respectively. The decline in profitability primarily reflected lower SSS.
Compared to last quarter, revenues increased 2.9%, and operating margin was (67.8)% of revenues compared to 5.5%. On a non-GAAP basis, operating margin was 10.8% compared to 5.9%. The revenue and non-GAAP margin increases reflect the first full quarter of changes initiated mid-February 2024.
Corporate segment: Expenses totaled $7.2 million or 9.4% of total revenues compared to $6.3 million and 8.1%, respectively. Non-GAAP expenses totaled $6.4 million or 8.4% of total revenues compared to $5.8 million or 7.5%, respectively. The expense increase primarily reflected additional corporate level management, accounting and professional services due to recently acquired clubs, and new projects. Compared to 2Q24, expenses increased 5.4% and expense margin was flat at 9.4%, and on a non-GAAP basis, 8.4% compared to 8.8%.
Other charges included $7.6 million in goodwill, SOB and leasehold improvements impairment related to six clubs and $10.3 million in operating lease right-of-use asset and leasehold improvements impairment related to five Bombshells.
Income taxes were a benefit of $1.4 million compared to an expense of $2.3 million. The effective income tax rate was 21.5% compared to 20.1%.
Weighted average shares outstanding of 9.28 million decreased 1.6% due to share buybacks partially offset by shares issued in the 2Q23 Baby Dolls-Chicas Locas acquisition.
Debt was $245.4 million at June 30, 2024 compared to $231.9 million at March 31, 2024. The increase reflected a previously announced $20 million bank loan, partially offset by scheduled pay downs.
2 A total of 700,000 shares valued at $46.0 million were used in our big October 2021 (500,000 shares @ $60) and March 2023 acquisitions (200,000 shares @ $80). The first 700,000 shares bought back in the open market since February 2022 after the 2021 acquisition were acquired for $35.9 million (average $51.31 per share). This represents a discount of $10.1 million or 22% of the value of shares used in the two acquisitions.
3 See our July 11, 2024, news release on 3Q24 sales for more details

Non-GAAP Financial Measures
In addition to our financial information presented in accordance with GAAP, management uses certain non-GAAP financial measures, within the meaning of the SEC Regulation G, to clarify and enhance understanding of past performance and prospects for the future. Generally, a non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flows that excludes or includes amounts that are included in or excluded from the most directly comparable measure calculated and presented in accordance with GAAP. We monitor non-GAAP financial measures because it describes the operating performance of the Company and helps management and investors gauge our ability to generate cash flow, excluding (or including) some items that management believes are not representative of the ongoing business operations of the Company, but are included in (or excluded from) the most directly comparable measures calculated and presented in accordance with GAAP. Relative to each of the non-GAAP financial measures, we further set forth our rationale as follows:
Non-GAAP Operating Income and Non-GAAP Operating Margin. We calculate non-GAAP operating income and non-GAAP operating margin by excluding the following items from income from operations and operating margin: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, and (f) stock-based compensation. We believe that excluding these items assists investors in evaluating period-over-period changes in our operating income and operating margin without the impact of items that are not a result of our day-to-day business and operations.
Non-GAAP Net Income and Non-GAAP Net Income per Diluted Share. We calculate non-GAAP net income and non-GAAP net income per diluted share by excluding or including certain items to net income or loss attributable to RCIHH common stockholders and diluted earnings per share. Adjustment items are: (a) amortization of intangibles, (b) impairment of assets, (c) settlement of lawsuits, (d) gains or losses on sale of businesses and assets, (e) gains or losses on insurance, (f) stock-based compensation, and (g) the income tax effect of the above-described adjustments. Included in the income tax effect of the above adjustments is the net effect of the non-GAAP provision for income taxes, calculated at 11.7% and 21.6% effective tax rate of the pre-tax non-GAAP income before taxes for the nine months ended June 30, 2024 and 2023, respectively, and the GAAP income tax expense (benefit). We believe that excluding and including such items help management and investors better understand our operating activities.
Adjusted EBITDA. We calculate adjusted EBITDA by excluding the following items from net income or loss attributable to RCIHH common stockholders: (a) depreciation and amortization, (b) impairment of assets, (c) income tax expense (benefit), (d) net interest expense, (e) settlement of lawsuits, (f) gains or losses on sale of businesses and assets, (g) gains or losses on insurance, and (h) stock-based compensation. We believe that adjusting for such items helps management and investors better understand our operating activities. Adjusted EBITDA provides a core operational performance measurement that compares results without the need to adjust for federal, state and local taxes which have considerable variation between domestic jurisdictions. The results are, therefore, without consideration of financing alternatives of capital employed. We use adjusted EBITDA as one guideline to assess our unleveraged performance return on our investments. Adjusted EBITDA is also the target benchmark for our acquisitions of nightclubs.
We also use certain non-GAAP cash flow measures such as free cash flow. Free cash flow is derived from net cash provided by operating activities less maintenance capital expenditures. We use free cash flow as the baseline for the implementation of our capital allocation strategy.
About RCI Hospitality Holdings, Inc. (Nasdaq: RICK) (X: @RCIHHinc)
With more than 60 locations, RCI Hospitality Holdings, Inc., through its subsidiaries, is the country’s leading company in adult nightclubs and sports bars-restaurants. See all our brands at www.rcihospitality.com.
Forward-Looking Statements
This press release may contain forward-looking statements that involve a number of risks and uncertainties that could cause the company's actual results to differ materially from those indicated, including, but not limited to, the risks and uncertainties associated with (i) operating and managing an adult entertainment or restaurant business, (ii) the business climates in cities where it operates, (iii) the success or lack thereof in launching and building the company's businesses, (iv) cyber security, (v) conditions relevant to real estate transactions, (vi) the impact of the COVID-19 pandemic, and (vii) numerous other factors such as laws governing the operation of adult entertainment or restaurant businesses, competition and dependence on key personnel. For more detailed discussion of such factors and certain risks and uncertainties, see RCI's annual report on Form 10-K for the year ended September 30, 2023, as well as its other filings with the U.S. Securities and Exchange Commission. The company has no obligation to update or revise the forward-looking statements to reflect the occurrence of future events or circumstances.
Media & Investor Contacts
Gary Fishman and Steven Anreder at 212-532-3232 or gary.fishman@anreder.com and steven.anreder@anreder.com

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share, number of shares, and percentage data)

	For the Three Months Ended				For the Nine Months Ended
	June 30, 2024		June 30, 2023		June 30, 2024		June 30, 2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues
Sales of alcoholic beverages	$34,442	45.2%	$34,151	44.3%	$100,665	45.3%	$93,937	43.0%
Sales of food and merchandise	11,736	15.4%	11,405	14.8%	33,606	15.1%	32,757	15.0%
Service revenues	25,268	33.2%	26,663	34.6%	73,951	33.3%	77,916	35.7%
Other	4,734	6.2%	4,836	6.3%	14,148	6.4%	13,930	6.4%
Total revenues	76,180	100.0%	77,055	100.0%	222,370	100.0%	218,540	100.0%
Operating expenses
Cost of goods sold
Alcoholic beverages sold	6,273	18.2%	6,397	18.7%	18,445	18.3%	17,136	18.2%
Food and merchandise sold	4,197	35.8%	4,106	36.0%	12,228	36.4%	11,429	34.9%
Service and other	36	0.1%	26	0.1%	111	0.1%	91	0.1%
Total cost of goods sold (exclusive of items shown below)	10,506	13.8%	10,529	13.7%	30,784	13.8%	28,656	13.1%
Salaries and wages	20,992	27.6%	20,578	26.7%	63,299	28.5%	58,682	26.9%
Selling, general and administrative	25,057	32.9%	23,803	30.9%	74,911	33.7%	68,561	31.4%
Depreciation and amortization	3,901	5.1%	4,041	5.2%	11,638	5.2%	11,108	5.1%
Other charges, net	18,260	24.0%	2,589	3.4%	26,452	11.9%	5,693	2.6%
Total operating expenses	78,716	103.3%	61,540	79.9%	207,084	93.1%	172,700	79.0%
Income (loss) from operations	(2,536)	(3.3)%	15,515	20.1%	15,286	6.9%	45,840	21.0%
Other income (expenses)
Interest expense	(4,240)	(5.6)%	(4,316)	(5.6)%	(12,455)	(5.6)%	(11,680)	(5.3)%
Interest income	130	0.2%	87	0.1%	320	0.1%	268	0.1%
Income (loss) before income taxes	(6,646)	(8.7)%	11,286	14.6%	3,151	1.4%	34,428	15.8%
Income tax expense (benefit)	(1,426)	(1.9)%	2,269	2.9%	378	0.2%	7,447	3.4%
Net income (loss)	(5,220)	(6.9)%	9,017	11.7%	2,773	1.2%	26,981	12.3%
Net loss (income) attributable to noncontrolling interests	(13)	—%	68	0.1%	(6)	—%	74	—%
Net income (loss) attributable to RCIHH common shareholders	$(5,233)	(6.9)%	$9,085	11.8%	$2,767	1.2%	$27,055	12.4%

Earnings (loss) per share
Basic and diluted
	$(0.56)		$0.96		$0.30		$2.91
Weighted average shares used in computing earnings (loss) per share
Basic and diluted	9,278,921		9,430,225		9,332,249		9,308,624

RCI HOSPITALITY HOLDINGS, INC.
SEGMENT INFORMATION
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Revenues
Nightclubs	$62,823	$62,449	$183,228	$175,805
Bombshells	13,139	14,397	38,641	42,143
Other	218	209	501	592
	$76,180	$77,055	$222,370	$218,540

Income (loss) from operations
Nightclubs	$13,640	$20,392	$45,030	$61,127
Bombshells	(8,914)	1,701	(8,129)	5,323
Other	(108)	(300)	(581)	(653)
Corporate	(7,154)	(6,278)	(21,034)	(19,957)
	$(2,536)	$15,515	$15,286	$45,840

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(5,220)	$9,017	$2,773	$26,981
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	3,901	4,041	11,638	11,108
Impairment of assets	17,931	2,631	25,964	3,293
Deferred income tax benefit	(4,508)	(790)	(6,419)	(790)
Loss (gain) on sale of businesses and assets	79	(183)	116	(872)
Amortization and writeoff of debt discount and issuance costs	150	162	462	453
Doubtful accounts expense on notes receivable	—	—	22	—
Gain on insurance	—	—	—	(91)
Noncash lease expense	783	763	2,318	2,226
Stock-based compensation	471	470	1,412	2,117
Changes in operating assets and liabilities, net of business acquisitions:
Accounts receivable	1,985	772	3,052	1,480
Inventories	(70)	—	(212)	79
Prepaid expenses, other current, and other assets	2,936	2,103	(3,484)	(3,602)
Accounts payable, accrued, and other liabilities	(2,674)	(3,666)	2,591	4,622
Net cash provided by operating activities	15,764	15,320	40,233	47,004
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sale of businesses and assets	1,950	1	1,950	2,811
Proceeds from insurance	—	—	—	91
Proceeds from notes receivable	63	57	179	170
Payments for property and equipment and intangible assets	(6,417)	(9,029)	(19,219)	(31,119)
Acquisition of businesses, net of cash acquired	—	—	—	(29,000)
Net cash used in investing activities	(4,404)	(8,971)	(17,090)	(57,047)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from debt obligations	20,000	—	22,657	11,595
Payments on debt obligations	(6,507)	(4,950)	(17,137)	(11,431)
Purchase of treasury stock	(9,173)	—	(12,775)	(98)
Payment of dividends	(552)	(565)	(1,674)	(1,580)
Payment of loan origination costs	(154)	(34)	(290)	(239)
Share in return of investment by noncontrolling partner	—	—	—	(600)
Net cash provided by (used in) financing activities	3,614	(5,549)	(9,219)	(2,353)
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	14,974	800	13,924	(12,396)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	19,973	22,784	21,023	35,980
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$34,947	$23,584	$34,947	$23,584

RCI HOSPITALITY HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2024	September 30, 2023	June 30, 2023
ASSETS
Current assets
Cash and cash equivalents	$34,947	$21,023	$23,584
Accounts receivable, net	6,794	9,846	7,433
Current portion of notes receivable	263	249	244
Inventories	4,624	4,412	4,571
Prepaid expenses and other current assets	5,457	1,943	5,028
Total current assets	52,085	37,473	40,860
Property and equipment, net	283,834	282,705	277,530
Operating lease right-of-use assets, net	26,880	34,931	35,683
Notes receivable, net of current portion	4,228	4,443	4,507
Goodwill	61,911	70,772	78,684
Intangibles, net	170,709	179,145	181,262
Other assets	1,342	1,415	1,581
Total assets	$600,989	$610,884	$620,107

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$5,519	$6,111	$7,762
Accrued liabilities	20,155	16,051	17,732
Current portion of debt obligations, net	28,889	22,843	23,824
Current portion of operating lease liabilities	3,161	2,977	2,923
Total current liabilities	57,724	47,982	52,241
Deferred tax liability, net	22,724	29,143	30,146
Debt, net of current portion and debt discount and issuance costs	216,511	216,908	219,999
Operating lease liabilities, net of current portion	32,779	35,175	35,941
Other long-term liabilities	318	352	355
Total liabilities	330,056	329,560	338,682

Commitments and contingencies

Equity
Preferred stock	—	—	—
Common stock	91	94	94
Additional paid-in capital	68,950	80,437	82,091
Retained earnings	202,143	201,050	199,425
Total RCIHH stockholders' equity	271,184	281,581	281,610
Noncontrolling interests	(251)	(257)	(185)
Total equity	270,933	281,324	281,425
Total liabilities and equity	$600,989	$610,884	$620,107

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP FINANCIAL MEASURES
(in thousands, except per share and percentage data)

	For the Three Months Ended		For the Nine Months Ended
	June 30, 2024	June 30, 2023	June 30, 2024	June 30, 2023
Reconciliation of GAAP net income (loss) to Adjusted EBITDA
Net income (loss) attributable to RCIHH common stockholders	$(5,233)	$9,085	$2,767	$27,055
Income tax expense (benefit)	(1,426)	2,269	378	7,447
Interest expense, net	4,110	4,229	12,135	11,412
Depreciation and amortization	3,901	4,041	11,638	11,108
Impairment of assets	17,931	2,631	25,964	3,293
Settlement of lawsuits	141	63	308	3,183
Loss (gain) on sale of businesses and assets	188	(105)	180	(692)
Gain on insurance	—	—	—	(91)
Stock-based compensation	471	470	1,412	2,117
Adjusted EBITDA	$20,083	$22,683	$54,782	$64,832

Reconciliation of GAAP net income (loss) to non-GAAP net income
Net income (loss) attributable to RCIHH common stockholders	$(5,233)	$9,085	$2,767	$27,055
Amortization of intangibles	598	918	1,897	2,722
Impairment of assets	17,931	2,631	25,964	3,293
Settlement of lawsuits	141	63	308	3,183
Stock-based compensation	471	470	1,412	2,117
Loss (gain) on sale of businesses and assets	188	(105)	180	(692)
Gain on insurance	—	—	—	(91)
Net income tax effect	(1,554)	(812)	(3,475)	(2,258)
Non-GAAP net income	$12,542	$12,250	$29,053	$35,329

Reconciliation of GAAP diluted earnings (loss) per share to non-GAAP diluted earnings per share
Diluted shares	9,278,921	9,430,225	9,332,249	9,308,624
GAAP diluted earnings (loss) per share	$(0.56)	$0.96	$0.30	$2.91
Amortization of intangibles	0.06	0.10	0.20	0.29
Impairment of assets	1.93	0.28	2.78	0.35
Settlement of lawsuits	0.02	0.01	0.03	0.34
Stock-based compensation	0.05	0.05	0.15	0.23
Loss (gain) on sale of businesses and assets	0.02	(0.01)	0.02	(0.07)
Gain on insurance	0.00	0.00	0.00	(0.01)
Net income tax effect	(0.17)	(0.09)	(0.37)	(0.24)
Non-GAAP diluted earnings per share	$1.35	$1.30	$3.11	$3.80

Reconciliation of GAAP operating income (loss) to non-GAAP operating income
Income (loss) from operations	$(2,536)	$15,515	$15,286	$45,840
Amortization of intangibles	598	918	1,897	2,722
Impairment of assets	17,931	2,631	25,964	3,293
Settlement of lawsuits	141	63	308	3,183
Loss (gain) on sale of businesses and assets	188	(105)	180	(692)
Gain on insurance	—	—	—	(91)
Stock-based compensation	471	470	1,412	2,117
Non-GAAP operating income	$16,793	$19,492	$45,047	$56,372

Reconciliation of GAAP operating margin to non-GAAP operating margin
Income (loss) from operations	(3.3)%	20.1%	6.9%	21.0%
Amortization of intangibles	0.8%	1.2%	0.9%	1.2%
Impairment of assets	23.5%	3.4%	11.7%	1.5%
Settlement of lawsuits	0.2%	0.1%	0.1%	1.5%
Loss (gain) on sale of businesses and assets	0.2%	(0.1)%	0.1%	(0.3)%
Gain on insurance	0.0%	0.0%	0.0%	0.0%
Stock-based compensation	0.6%	0.6%	0.6%	1.0%
Non-GAAP operating margin	22.0%	25.3%	20.3%	25.8%

Reconciliation of net cash provided by operating activities to free cash flow
Net cash provided by operating activities	$15,764	$15,320	$40,233	$47,004
Less: Maintenance capital expenditures	1,986	1,064	4,980	4,949
Free cash flow	$13,778	$14,256	$35,253	$42,055

RCI HOSPITALITY HOLDINGS, INC.
NON-GAAP SEGMENT INFORMATION
($ in thousands)

	For the Three Months Ended June 30, 2024					For the Three Months Ended June 30, 2023
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$13,640	$(8,914)	$(108)	$(7,154)	$(2,536)	$20,392	$1,701	$(300)	$(6,278)	$15,515
Amortization of intangibles	578	16	—	4	598	624	81	208	5	918
Impairment of assets	7,619	10,312	—	—	17,931	2,631	—	—	—	2,631
Settlement of lawsuits	141	—	—	—	141	57	6	—	—	63
Stock-based compensation	—	—	—	471	471	—	—	—	470	470
Loss (gain) on sale of businesses and assets	(76)	6	—	258	188	(153)	50	—	(2)	(105)
Gain on insurance	—	—	—	—	—	—	—	—	—	—
Non-GAAP operating income (loss)	$21,902	$1,420	$(108)	$(6,421)	$16,793	$23,551	$1,838	$(92)	$(5,805)	$19,492

GAAP operating margin	21.7%	(67.8)%	(49.5)%	(9.4)%	(3.3)%	32.7%	11.8%	(143.5)%	(8.1)%	20.1%
Non-GAAP operating margin	34.9%	10.8%	(49.5)%	(8.4)%	22.0%	37.7%	12.8%	(44.0)%	(7.5)%	25.3%

	For the Nine Months Ended June 30, 2024					For the Nine Months Ended June 30, 2023
	Nightclubs	Bombshells	Other	Corporate	Total	Nightclubs	Bombshells	Other	Corporate	Total
Income (loss) from operations	$45,030	$(8,129)	$(581)	$(21,034)	$15,286	$61,127	$5,323	$(653)	$(19,957)	$45,840
Amortization of intangibles	1,758	126	—	13	1,897	1,880	500	329	13	2,722
Impairment of assets	15,652	10,312	—	—	25,964	3,293	—	—	—	3,293
Settlement of lawsuits	308	—	—	—	308	3,174	9	—	—	3,183
Stock-based compensation	—	—	—	1,412	1,412	—	—	—	2,117	2,117
Loss (gain) on sale of businesses and assets	(70)	10	—	240	180	(734)	66	—	(24)	(692)
Gain on insurance	—	—	—	—	—	(48)	—	—	(43)	(91)
Non-GAAP operating income (loss)	$62,678	$2,319	$(581)	$(19,369)	$45,047	$68,692	$5,898	$(324)	$(17,894)	$56,372

GAAP operating margin	24.6%	(21.0)%	(116.0)%	(9.5)%	6.9%	34.8%	12.6%	(110.3)%	(9.1)%	21.0%
Non-GAAP operating margin	34.2%	6.0%	(116.0)%	(8.7)%	20.3%	39.1%	14.0%	(54.7)%	(8.2)%	25.8%